UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 2, 2008

CALPINE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-12079	77-0212977
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

50 West San Fernando Street, San Jose, California  95113
717 Texas Avenue, Houston, Texas  77002
(Addresses of principal executive offices and zip codes)

Registrant’s telephone number, including area code:  (713) 830-8775

Not applicable
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

ITEM 5.02 — DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY PLANS
ITEM 9.01 — FINANCIAL STATEMENTS AND EXHIBITS
SIGNATURES
EXHIBIT INDEX

ITEM 5.02 — DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY PLANS.

(b), (c)  On June 4, 2008, Zamir Rauf was appointed Interim Chief Financial Officer of Calpine Corporation (the “Company”), effective immediately. He succeeds Lisa Donahue, who served as the Company’s Senior Vice President and Interim Chief Financial Officer from November 2006 through June 2, 2008, pursuant to an agreement (the “AP Services Agreement”), between the Company and AP Services, LLC (“AP Services”), which was retained by the Company in connection with its Chapter 11 restructuring. Ms. Donahue, who remains a Managing Director of each of AP Services and its affiliate, AlixPartners LLP, (“AlixPartners”) and co-head of AlixPartners’ Turnaround and Restructuring practice, will continue to provide certain services to the Company under the AP Services Agreement as needed.

Mr. Rauf, 48, has served as the Company’s Senior Vice President, Finance and Treasurer from September 2007 until his appointment as Senior Vice President and Interim Chief Financial Officer. Since joining Calpine in February 2000, Mr. Rauf has served as Manager, Finance from February 2000 to April 2001, Director, Finance from April 2001 to December 2002, Vice President, Finance from December 2002 to July 2005 and Senior Vice President, Finance from July 2005 to September 2007. Prior to joining Calpine, Mr. Rauf held various accounting and finance roles with Enron North America and Dynegy Inc. He earned his bachelor’s degree in business and commerce and masters in business administration-finance from the University of Houston.

In addition, on June 2, 2008, Steve Hodkinson, the Company’s Interim Corporate Controller since November 2006, was assigned the functions of the Company’s principal accounting officer on an interim basis. Mr. Hodkinson, who remains the Company’s Interim Corporate Controller, succeeds Charles B. Clark, Jr., who, as previously reported, served as the Company’s Chief Accounting Officer through May 30, 2008. Mr. Hodkinson, 55, has been a Director of each of AP Services and AlixPartners since May 2002. His services as Interim Corporate Controller and the interim principal accounting officer are provided pursuant to the AP Services Agreement. Mr. Hodkinson holds various accounting and advisory roles with AlixPartners’ Turnaround and Restructuring practice. Mr. Hodkinson is a Certified Public Accountant and received a bachelor’s degree in business administration from the University of Michigan.

AP Services was retained by the Company in connection with its Chapter 11 restructuring pursuant to the AP Services Agreement dated December 17, 2005. Mr. Hodkinson provides services to the Company pursuant to the AP Services Agreement, and is not directly compensated by the Company nor does he participate in any of the Company’s employee benefit plans. Rather, we understand from Mr. Hodkinson that he is compensated independently pursuant to separate arrangements between him and AlixPartners; AlixPartners is compensated independently pursuant to its arrangements with AP Services. Mr. Hodkinson is entitled to indemnification under the provisions of the Company’s Certificate of Incorporation.

Pursuant to the AP Services Agreement, the Company was charged a fee for Mr. Hodkinson’s services of $575 per hour from January 1, 2007, through December 31, 2007; the hourly fee was increased to $620 per hour effective January 1, 2008. The Company incurred a total of approximately $23.1 million under the AP Services Agreement in 2007, of which $1.4 million related to fees for services provided by Mr. Hodkinson. Through April 30, 2008, the Company incurred an additional $4.8 million under the AP Services Agreement, of which $0.8 million related to fees for services provided by Mr. Hodkinson. The Company also paid a one-time success fee of approximately $6 million to AP Services in April 2008 as a result of the Company’s emergence from Chapter11.

The Company understands from Mr. Hodkinson that he does not have a direct monetary interest in the Company’s transaction with AP Services. In particular, Mr. Hodkinson does not directly receive (and has not directly received) a portion of the fees paid by the Company to AP Services in respect of his hourly fees, the monthly fee, the overall fee, the success fee or any other fees relating to any other aspect of the engagement, nor has or will his ultimate total compensation from AP Services be directly attributable to the Company’s engagement of AP Services and the fees generated thereby. Rather, the ultimate amount of his total compensation from AP Services has and will depend on a number of factors related to, among other things, the financial success of AlixPartners as well as his successful performance in his position with AlixPartners and pursuant to arrangements between AlixPartners with AP Services. Accordingly, the Company is not able to determine the approximate amount, if any, of Mr. Hodkinson’s interest in the transaction. The Company further understands from Mr. Hodkinson that if he does directly receive, or become entitled to receive, all or any portion of any fees paid to AP Services relating to the engagement, he will inform the Company.

A copy of the December 17, 2005, agreement between the Company and AP Services is incorporated by reference as Exhibit 10.1 hereto.

ITEM 9.01 — FINANCIAL STATEMENTS AND EXHIBITS

Exhibits

Exhibit No.	Description

10.1
Agreement, dated December 17, 2005, between the Company and AP Services, LLC (incorporated by reference to Exhibit 10.5.3.1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2006).†

__________

†	Management contract or compensatory plan or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALPINE CORPORATION

	By:	/s/ Zamir Rauf
Zamir Rauf.
Senior Vice President and
Interim Chief Financial Officer

Date: June 5, 2008

EXHIBIT INDEX

Exhibit No.	Description

10.1
Agreement, dated December 17, 2005, between the Company and AP Services, LLC (incorporated by reference to Exhibit 10.5.3.1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2006).†

__________

†	Management contract or compensatory plan or arrangement.